                                                           Exhibit No. EX-99.p.6

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                    WESTFIELD CAPITAL MANAGEMENT COMPANY, LLC
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                                 CODE OF ETHICS
                              Adopted July 1, 2004
                              Amended May 16, 2005
                            Amended October 17, 2005
                            Amended February 16, 2006

                                Table of Contents

Introduction: Things You Need to Know to Use this Code

Section I (Applies to all personnel)
        A.General Principles
        B.Gifts to or from Brokers or Clients
        C.Service on the Board or as an Officer of another Company
        D.Excessive Trading or Market Timing

Section II (Applies to Access Persons and Investment Persons)
        A.Reporting Requirements
                1.Initial Holdings Reports
                2.Quarterly Transactions Reports
                3.Quarter Brokerage Account Reports
                4.Annual Holdings Reports
                5.Duplicate Confirmation Statements
        B.Transaction Restrictions
                1.Restrictions applicable to Access Persons
                        a.Preclearance
                        b.Black-out periods
                        c.Initial Public Offerings and Private Placements
                2.Restrictions applicable to Investment Persons
                        a.Prohibition on short-term trading
                        b.Prohibition on Front-Running
                3.Exemptions
                        a.Preclearance
                        b.Compete Exemptions
                        c.Open-end Mutual Funds
                        d.Large Cap Stock Exemption
        C.Compliance Administration and Review
                1.Notification
                2.Compliance Review
                3.Violation Review
                4.Code Distribution
                5.Recordkeeping Requirements
                6.Sanctions

Section III - Definitions

Access Persons                  Covered Security          Investment Person
Automatic Investment Plan       Family/Household          Limited Offering
Beneficial Ownership            Federal Securities Laws   Reportable Funds
Code Officer                    Initial Public Offering   Primary Identifier

Form A:  Initial Holdings Report
Form B:  Quarterly Personal Transactions
Form C:  Quarterly Personal Brokerage Account Report
Form D:  Annual Certification of Compliance & Inventory Report
Form E:  Pre-clearance Transaction Form

This is the Code of Ethics (the "Code") of Westfield Capital Management Company,
LLC ("WCM").

Things you need to know to use this code:

     1.   Terms in boldface type have special  meanings as used in this Code. To understand the Code, you need to read the  definitions of these terms.
          The definitions are at the end of the Code in Section III.

     2.   To  understand  what parts of this Code apply to you, you need to know whether you are an Access Person or an Investment  Person. YOU WILL BE
          NOTIFIED BY A CODE OFFICER OF YOUR STATUS on an annual basis.

     3.   This Code has three sections:
                           Section I:   Applies to ALL Personnel
                           Section II:  Applies to Access Persons and
                                        Investment Persons
                           Section III: Definitions

     4.   There are also four  Reporting  Forms that Access Persons have to fill out under this Code. You can obtain copies of the Reporting Forms from a Code Officer.

     5.   If you are an  Investment  Person,  you are  automatically  an  Access
          Person too, so you must comply with  provisions of the Code that apply to Access Persons in addition the provisions of the Code that apply to
          Investment Persons.

     6.   Non-interested  WCM Board Members (those members who are not employees of WCM) are not  considered  Access Persons unless they have access to non-public  information about client transactions,  portfolio holdings or WCM's investment recommendations. Such access requires pre-approval from a Code Officer.  Should any  non-interested WCM Board Member come
          into  possession  of  or  obtain  non-public  information,   portfolio
          holdings or WCM's investment  recommendations  in the normal course of business,  they will be subject to the reporting requirements provided by Section II.A of this Code.

     7.   A Code  Officer  has the  authority  to grant  written  waivers of the provisions of this Code in appropriate  instances which are determined by a Code Officer.  However, WCM expects that waivers, if any, will be granted only in rare  instances and documented by the Code Officer for
          WCM's files;  and some provisions of the Code that are mandated by the rules  and  regulations  of the  Securities  and  Exchange  Commission
          ("SEC") cannot be waived.

     8.   This Code shall be governed by Rule 17j-1under the Investment  Company
          Act of 1940, as amended, and Rule 204A-1 under the Investment Advisers
          Act of 1940, as amended.

SECTION I

A.   General  Principles  -  The  following  general  principles  apply  to  ALL personnel, including WCM Board Members.

     1.   WCM is a  fiduciary  for  its  investment  advisory  and  sub-advisory clients.  Because  of this  fiduciary  relationship,  it is  generally improper for WCM or its personnel to use for their own benefit (or the benefit  of anyone  other than the  client)  information  about  WCM's trading or recommendations for client accounts; or

     2.   Take  advantage of investment  opportunities  that would  otherwise be available for WCM's clients.

     3.   As a matter of business policy, WCM wants to avoid the appearance that
          WCM,  its  personnel  or others  receive  any  improper  benefit  from
          information   about   client   trading  or   accounts,   or  from  our
          relationships with our clients or with the brokerage community.

     4.   WCM expects all  personnel to comply with the spirit of the Code,  the specific  rules  contained  in the  Code  and all  applicable  Federal
          Securities Laws as defined in Section III of this Code.

     5.   WCM treats violations of this Code (including violations of the spirit of the Code) very  seriously.  If you violate either the letter or the spirit  of  this  Code,  WCM may  impose  one,  several  or all of the following:  penalties  or fines as outlined in Section  II.C.6 of this
          Code; a reduction  of  compensation,  a demotion;  a  disgorgement  of trading gains; suspension or termination of your employment.

     6.   Improper trading activity can constitute a violation of this Code. But you can also violate this Code by failing to file required reports, or by making  inaccurate or misleading  reports or statements  concerning trading activity or securities accounts. Your conduct can violate this
          Code, even if no clients are harmed by your conduct.

     7.   The Code  requires  that if at any time you become aware that you, any members of your  Family/Household  or any other  Access  Person,  have violated  the Code,  it is your  fiduciary  obligation  to report such violation(s) to the Chief Compliance Officer immediately.

     8.   If you have any doubt or uncertainty  about what this Code requires or permits, you should ask a Code Officer.

B.   Gifts to or from  Brokers  or  Clients  - This  applies  to all  personnel, including all Board Members.

     1.   No personnel may accept or receive on their own behalf or on behalf of
          WCM any gift or other accommodations from a vendor, broker, securities salesman,  client or  prospective  client (a "business  contact") that might  create a conflict of interest or interfere  with the  impartial discharge of such personnel's  responsibilities  to WCM or its clients or place the recipient or WCM in a difficult or embarrassing position.
          This   prohibition   applies  equally  to  gifts  to  members  of  the
          Family/Household of firm personnel.

     2.   No personnel may give on their own behalf or on behalf of WCM any gift or other  accommodation to a business contact that may be construed as an improper attempt to influence the recipient.

     3.   In no event should  gifts to or from any one  business  contact have a value that exceeds $100.

     4.   These   policies  are  not  intended  to  prohibit   normal   business
          entertainment.

     5.   All personnel  must report their gifts and  entertainment  received or given on a quarterly  basis.  Guidelines  are  provided  below to help determine whether an item is reportable. However, each employee should use his or her own  discretion  on what  constitutes  normal  business entertainment and gifts.

          a)   Gifts,  meals,  tickets to events,  golf  outings,  etc.  must be reported.  Exceptions  to this are meals or outings that are part of  normal  business  (e.g.,  broker  bringing  in  lunch  for  a meeting).  However, be advised that if these are excessive,  they may be  reportable.
          b)   Items  of  nominal  value do not  need to be  reported.  Examples include: most company logo items (pens, golf balls, key chains).
          c)   Meals or outings with the broker, client, or consultant generally are not reportable as long as they are not excessive in nature.

C.   Service on the Board or as an Officer of another  Company  -This applies to
     ALL personnel, including Board Members.

     1.   To  avoid  conflicts  of  interest,   inside   information  and  other
          compliance and business  issues,  WCM prohibits all its employees from serving  as  officers  or  members  of the board of any other  entity, except with the advance  written  approval  of WCM.  Approval  must be obtained through a Code Officer, and may require  consideration by the board of WCM. A Code Officer can deny approval for any reason.

     2.   This pre-approval  requirement does not apply to service as an officer or board member of any parent or  subsidiary of WCM, nor does it apply to WCM Board Member who are not  employees of WCM,  although WCM Board
          Members who are not employees are nevertheless  required to inform WCM on an  annual  basis of all  positions  held by them on  boards  or as officers of other companies.

D.   Excessive  trading  or  Market  Timing  - This  Applies  to ALL  personnel, including Board Members.

     Personnel  should  not  engage  in  excessive   trading  or  market  timing
     activities  with respect to any WCM  Sub-Advised  Fund (the  "Fund").  When placing  trades in any WCM  Sub-Advised  Fund,  whether the trade is placed directly in the Access Person's direct  personal  account,  401(k) account, deferred  compensation  account,  account held with an  intermediary or any other  account,  all personnel  must comply with the rules set forth in the
     Fund's prospectus and SAI regarding the frequency of trades.

Section II

A.   Reporting  Requirements  applicable  to ALL Access  Persons and  Investment
     Persons

     The following reporting requirements apply to all Access Persons (including all Investment  Persons).  One of the most  complicated  parts of complying with this Code is to understand  what holdings,  transactions  and accounts you must report and what accounts are subject to trading restrictions.  For example,  accounts  of certain  members of your  family and  household  are covered,  as are certain  categories of trust accounts,  certain investment pools in which you might participate,  and certain accounts that others may be managing for you. To be sure you understand what holdings,  transactions and accounts are covered,  it is essential  that you  carefully  review the
     "Definitions" section, Section III, at the end of this Code.

     You must file the reports  described  below,  even if you have no holdings, transactions or accounts to list in the reports.

     1.   Initial  Holdings  Reports.  No later than 10 days after you become an
          Access Person (which  information must be current as of a date no more than 45 days prior to the date of becoming an Access Person), you must file with a Code Officer an Initial  Holdings Report on Form A (copies of all reporting  forms are available from a Code Officer).  Personnel who are  Access  Persons on the date this Code goes into  effect  must file an Initial Holdings Report on Form A with a Code Officer.

          Form A requires  you to list all  Covered  Securities  in which you or members of your Family/Household  have Beneficial  Ownership.  It also requires  you to  list  all  brokers,  dealers  and  banks  where  you maintained  an  account  in which any  securities  (not  just  Covered
          Securities)  were held for the direct or indirect  benefit of you or a member  of your  Family/Household  on the date you  became  an  Access
          Person. The list should include the following information:

          a.   The title, Primary Identifier (CUSIP or ticker), number of shares and principal amount of each Covered  Securityin which the Access
               Person had any direct or indirect  Beneficial  Ownership when the person became an Access Person;

          b.   The name of any  broker,  dealer  or bank  with  whom the  Access
               Person  maintained an account in which any  securities  were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

          c.   The date that the report is submitted by the Access Person.

          Form A also requires you to confirm that you have read and  understand this Code,  that you understand  that it applies to you and members of your  Family/Household  and that you understand that you are an Access
          Person and, if applicable, an Investment Person under the Code.

     2.   Quarterly  Transaction  Reports.  No later  than 10 days after the end each quarter,  you must file with a Code Officer a Quarterly  Personal
          Transactions Report on Form B.

          Form B  requires  you to list  all and  acknowledge  all  transactions during the most  recent  calendar  quarter in Covered  Securities,  in which  you  or  a  member  of  your  Family/Household  had  Beneficial
          Ownership. The list should include the following information:

          a.   The date of the transaction, the title, Primary Identifier (cusip or ticker),  the interest rate and maturity date (if applicable), the number of shares  and the  principal  amount of each  Covered
               Security involved;

          b.   The nature of the transaction (i.e., purchase,  sale or any other type of acquisition or disposition);

          c.   The price of the Covered  Security at which the  transaction  was effected;

          d.   The name of the broker,  dealer or bank with or through which the transaction was effected; and

          e.   The date that the report is submitted by the Access Person.

     3.   Quarterly  Brokerage Account Reports.  No later than 10 days after the end each  quarter,  you must  file  with a Code  Officer  a  Quarterly
          Brokerage Accounts Report on Form C.

          Form C requires you to list all  brokers,  dealers and banks where you or a member of your  Family/Household  established an account in which any  securities  (not just  Covered  Securities)  were held during the quarter for the direct or indirect  benefit of you or a member of your
          Family/Household. The list should include the following information:

          a.   The name of the  broker,  dealer  or bank with  which the  Access
               Person established the account;

          b.   The date the account was established; and

          c.   The date that the report is submitted by the Access Person.

     4.   Annual  Holdings  Reports.  By January 31 of each year,  you must file with a Code  Officer  a  Certification  of  Compliance  and a  current
          Inventory of Holdings Report on Form D.

          Form D requires you to list all Covered  Securities  in which you or a member of your Family/Household had Beneficial Ownership as of January
          1 of that year. It also requires you to list all brokers,  dealers and banks  where you or a member of your  Family/Household  maintained  an account in which any  securities  (not just Covered  Securities)  were held for the  direct or  indirect  benefit  of you or a member of your
          Family/Household  on January 1 of that year.  The list should  include the following information:

          a.   The title, Primary Identifier (CUSIP or ticker), number of shares and principal amount of each Covered Security in which the Access
               Person had any direct or indirect beneficial ownership;

          b.   The name of any  broker,  dealer  or bank  with  whom the  Access
               Person  maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

          c.   The date that the report is submitted by the Access Person.

          Form D also requires you to reaffirm that you have read and understand this Code,  that you understand  that it applies to you and members of your  Family/Household  and that you understand that you are an Access
          Person and, if applicable, an Investment Person under the Code.

     5.   Duplicate  Confirmation  Statements.  If  you or any  member  of  your
          Family/Household  has a securities account with any broker,  dealer or bank,  you, or your  Family/Household  member must direct that broker,
          dealer   or  bank  to   send,   directly   to  WCM's   Code   Officer,
          contemporaneous  duplicate  copies  of  all  transaction  confirmation statements and all account statements  relating to that account.  This requirement  does  not  satisfy  the  quarterly  or  annual  reporting requirements as outlined above.

B.   Transactional Restrictions

     1.   Restrictions  applicable to Access Persons. The following  transaction restrictions  apply to all Access  Persons  (including  all Investment
          Persons).

          a.   Preclearance

               You and  members of your  Family/Household  are  prohibited  from engaging in any transaction in a Covered Security for any account in  which  you or a  member  of  your  Family/Household  has  any
               Beneficial  Ownership,  unless  you  obtain,  in  advance  of the transaction,  written  preclearance  for that  transaction from a
               Code Officer.  The written  preclearance form is attached to this
               Code as Form E.

               Once obtained, preclearance is valid only for the day on which it is granted.  A Code  Officer may revoke a  preclearance  any time after it is granted  and before you execute  the  transaction.  A
               Code Officer may deny or revoke preclearance for any reason.

          b.   Black-Out Periods

               An  Access  Person  should  not  place an  order to enter  into a personal transaction during any of the following times:

               (i)  When the Access Person knows, or has reason to believe, that the  Security  may in the near  future  be  recommended  for action or acted upon by the Company for any client  account;
                    or

               (ii) For a period of ten (10)  business days after a Security has been recommended for action by the Investment Committee.

          c.   Initial Public Offerings and Private Placements

               Neither you nor any member of your  Family/Household  may acquire
               Beneficial  Ownership in any Initial  Public  Offering or Limited
               Offering  in a  private  placement  transaction  except  with the specific,  advance  written  approval  of the Code  Officer  on a case-by-case basis, which a Code Officer may deny for any reason.
               A Code Officer will make a written  record of any  decision,  and
               the  reasons  supporting  the  decision,   to  approve  any  such
               transaction.

     2.   Restrictions   applicable   to  Investment   Persons.   The  following
          transaction restrictions apply to all Investment Persons.

          a.   Prohibition on Short-Term Trading

               Neither you nor any member of your Family/Household may realize a profit from any  transaction  involving the purchase and sale, or sale and purchase,  of the same Covered  Security (or any closely related security,  such as an option or a related  convertible or exchangeable security) within any period of 30 calendar days. For purposes  of  this  rule,  transactions  will  be  reviewed  on a first-in-first-out  basis. If any such transactions occur without approval,  WCM will require any profits from the  transactions to be disgorged for donation by WCM to charity.

          b.   Prohibition on Front-Running

               An   Investment    Person    (including   any   member   of   the
               Family/Household  of such Investment  Person) may not purchase or sell a Covered  Security  within a period  of seven (7)  calendar days before or after a client account managed by a WCM Investment
               Person (of similar product style) purchases or sells that Covered
               Security across a product, hedge fund or group of accounts.  This prohibition  excludes  trades  executed for dispersion  purposes.
               Please note that the total blackout period is 15 days (the day of the client trade, plus seven days before and seven days after).

               (i)  If any such  transactions  occur, WCM will generally require any  profits  from  the  transactions  to be  disgorged  for donation by WCM to charity.

               (ii) It  sometimes  happens  that  an  Investment  Person  who is
                    responsible  for  making   investment   recommendations   or
                    decisions for client  accounts  determines  within the seven calendar days after the day he or she (or a member of his or her  Family/Household)  has purchased or sold for his or her own  account  a  Covered  Security  that  was  not,  to  the
                    Investment Person's knowledge,  then under consideration for purchase by any client  account--that  it would be desirable for client  accounts  as to which the  Investment  Person is
                    responsible  for  making   investment   recommendations   or
                    decisions to purchase or sell the same Covered  Security (or
                    a  closely  related  security).   In  this  situation,   the
                    Investment Person MUST put the clients' interests first, and promptly make the investment  recommendation  or decision in
                    the   clients'   interest,    rather   than   delaying   the
                    recommendation  or  decision  for  clients  until  after the seventh day  following  the day of the  transaction  for the
                    Investment  Person's  (or  Family/Household   member's)  own
                    account to avoid  conflict  with the blackout  provisions of this Code. WCM  recognizes  that this situation may occur in entire  good  faith,  and may not  require  disgorgement  of profits in such  instances if it appears that the Investment
                    Person  acted in good  faith  and in the best  interests  of
                    WCM's  clients.  Such  determination  will be made by a Code
                    Officer. If there is a question regarding this issue, please see a Code Officer.

     3.   Exemptions.

          a.   Preclearance. The preclearance requirements in Section II.B.1(a), do not apply to the following categories of transactions:

               (i)  Transactions  in  Securities  issued  or  guaranteed  by any national government that is a member of the Organization for
                    Economic  Cooperation  and  Development,  or any  agency  or authority thereof;

               (ii) Transactions  in  derivatives  tied to the  performance of a broad-based  index,  and transactions in SPDRs and shares of other UITs or vehicles the  performance of which is designed to track closely the performance of a broad-based index;

               (iii) Transactions  in futures and options  contracts on interest rate instruments or broad-based indexes, and options on such contracts;

               (iv) Transactions  that  occur by  operation  of law or under any other  circumstance  in which  neither the Access Person nor any  member  of his or her  Family/Household  exercises  any discretion  to buy or sell  or  makes  recommendations  to a person who exercises such discretion;

               (v)  Transactions  in  other  Securities  determined  by  a  Code
                    Officer to present a similarly low potential for impropriety or the appearance of impropriety; and

               (vi) Purchases pursuant to the exercise of rights issued pro rata to all  holders of the class of Covered  Securities  held by the Access Person (or Family/Household  member) and received by the Access Person (or  Family/Household  member) from the issuer.

          b.   Complete  Exemption.  The reporting  requirements in Section II.A and the  prohibitions and restrictions in Section II.B, shall not apply to:

               (i)  Any transaction in an instrument that is not included in the definition of "Covered Security".

               (ii) Transactions  effected  for any account  which is a personal
                    account   solely   because  it  is  directly  or  indirectly
                    influenced  or controlled  by an Access  Person's  immediate family member sharing the same household, so long as neither the Access Person nor the family  member has any  Beneficial
                    Ownership  of  Securities  in the Account and so long as the
                    Access  Person  agrees in writing  not to  discuss  with the family member any specific  investment ideas or transactions arising in the course of the Access Person's employment with the Company.

               (iii) Purchases  of Covered  Securities  pursuant to an Automatic
                    Investment Plan,  including a dividend  reinvestment plan or
                    BPFH employee stock purchase plan.

               (iv) Shares  issued by unit  investment  trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds.

               (v)  Transactions effected for any account over which neither the
                    Access  Person nor any immediate  family member  sharing the same  household  has any  direct or  indirect  influence  or control;  provided  that in the case of an account  exempted because it is under the discretionary  management of another person (including an interest in an hedge fund or investment partnership or enterprise but not including an interest in a trust  that is not  revocable  by the  Access  Person  or an immediate  family member  sharing the same  household),  the
                    Access Person must enter into a letter  agreement  with that person at the later of the time the account is opened or the
                    Access  Person  joins the  Company,  and on an annual  basis thereafter,  and the Access  Person  must  provide an annual inventory of the Securities in such account.

          c.   Open-end  Mutual Funds  Exemption.  The  prohibitions  of Section
               II.B,  shall not apply but the reporting  requirements in Section
               II.A shall  continue to apply to  open-ended  mutual funds trades that are not WCM Sub-Advised Funds (Reportable Funds).

          d.   Large Cap Stock Exemption. The prohibitions of Section II.B.1 (b)
               and Section II.B.2 (a) shall not apply (but the  prohibitions  in
               Section   II.B.2   (b),   prohibition   on   Front-Running,   the
               pre-clearance requirements in Section II.B.1(a) and the reporting requirements  in Section II.A shall  continue to apply) to equity
               Securities with a market  capitalization of $3 billion or greater at the time of the pre-clearance request.

C.   Compliance Administration and Review

     1.   Notification.

          a.   A Code Officer  will notify all WCM  employees of their status as determined by definition of Access Person or Investment Person in
               Section  III of this  Code as  needed  but at least on an  annual basis.

     2.   Compliance Review.

          a.   A Code  Officer  will  review all  reports as required in Section
               II.A for compliance with all applicable  restrictions outlined in
               Section II.B, on a quarterly  basis.  A Code Officer shall report to WCM's Board of Directors  on a quarterly  basis the results of her review of such  reports,  and any  apparent  violation of the reporting requirements.

          b.   The Code Officers will review each other's personal transactions, quarterly and annual reports as required by this Code.

     3.   Violation Review.

          a.   The Chief Compliance  Officer with assistance from the Compliance
               Officer shall determine whether the policies  established in this
               Code have been violated,  and what  sanctions,  if any, should be imposed.  The Compliance  Department and Board of Directors shall review  the  operations  of this  Code at  least  annually  or as dictated by applicable laws or regulations.

     4.   Code Distribution.

          a.   A  Code  Officer  will  distribute  this  Code,   along  with  an
               Acknowledgement of Receipt of such Code, to all Access Persons at least annually.  Any amendments made to this Code,  along with an
               Acknowledgement  of Receipt of such Amendment to the Code,  shall be  distributed  by a Code Officer to all Access  Persons upon an amendment approved by WCM's Board of Directors.

     5.   Recordkeeping Requirements.

          a.   The Code  Officers  will  maintain  all  records  required  by or created  in the  spirit  of this  Code in the  manner  and to the extent set out in Section  17j-1(f) of the  Advisers Act at their principal place of business,  and must make the following records available to the Commission:

               1.   A copy of each Code of Ethics  that is in effect,  or at any time within the past five years was in effect.  These copies will be maintained in an easily accessible place;

               2.   A record of any  violation  of the Code,  and of any  action taken as a result of the  violation.  Such  reports  will be maintained in an easily  accessible  place for at least five years  after  the  end of  the  fiscal  year  in  which  the violation occurred;

               3.   A copy of each report  made by an Access  Person as required by the Code.  Such reports will be  maintained  for at least five  years  after the end of the  fiscal  year in which the report is made or the  information  is  provided  with,  the first two years in an easily accessible place;

               4.   A record of all  persons,  currently or within the past five years,  who are or were  required to make reports under this
                    Section,  or who are or were responsible for reviewing these reports.  Such  reports  will  be  maintained  in an  easily accessible place; and

               5.   A copy of WCM's Board of  Directors  Annual  Acknowledgement and Certificate of Compliance  with Section  17j-1(c) of the
                    Advisers  Act which  will be  maintained  for at least  five years  after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

          b.   The Code  Officers  will ensure that all records of any decision,
               and  the  reasons   supporting  the  decision,   to  approve  the
               acquisition  by  Investment  Persons  of  investments  in Initial
               Public  Offerings  and Limited  Offerings are  maintained  for at least  five years  after the end of the fiscal  year in which the approval is granted.

     6.   Sanctions

                    a.   A Code  Officer  will  notify  you  of any  discrepancy
                         between  your  personal  trading   activities  and  the
                         rules/restrictions   outlined   in  this  Code.   If  a
                         discrepancy cannot be thoroughly explained or corrected
                         to the Compliance Department's satisfaction,  the Chief
                         Compliance Officer,  or in her absence,  the Compliance
                         Officer, has full authority as granted by the WCM Board
                         of  Directors,  to determine and impose a sanction upon
                         any employee or board member who may have  violated the
                         Code or the spirit of the Code.

                    b.   Sanctions  will consist of the following for Investment
                         Persons:

                           1.  Late Reporting       $10.00 per day after due
                                                      date
                           2.  Missing Information  $5.00 per trade; $25.00
                                                      per account
                           3.  Failure to preclear  $50.00 per trade for first
                                                      offense; $50.00 thereafter
                           4.  Restricted List      $100.00 per trade first
                                                      offense; $100.00 thereafter
                           5.  Front Running        $500.00/microcap
                                                    $250.00/small cap
                                                    $100.00/mid cap
                                                    $50.00/large cap

                    Such fines are in addition  to  disgorging  profits.  Market capsare defined by WCM products.

                           6.  Short term trading any profits gained within the
                               specified 30-day period (regardless of number of
                               accounts involved in the gain) will be
                               disgorged.

                    c.   Sanctions  will  consist  of the  following  for Access
                         Persons:

                           1.  Late Reporting       $5.00 per day after due date
                           2.  Missing Information  $5.00 per trade; $10.00 per
                                                      account
                           3.  Failure to preclear  $25.00 per trade for first
                                                      offense; $25.00 thereafter
                           4.  Restricted List      $50.00 per trade first offense;
                                                      $25.00 thereafter

                    d.   All  sanctions  will  be paid by  personal  check  made
                         payable to: Westfield Capital Management Company,  LLC.
                         Each  payment  will be  submitted  to a charity  of the
                         Chief  Compliance   Officer  or  Compliance   Officer's
                         unbiased choice.

Section III

A.   Definitions

     These following terms have special meanings in this Code:

          |X|  Access Person
          |X|  Automatic Investment Plan
          |X|  Beneficial Ownership
          |X|  Code Officer(s)
          |X|  Covered Security
          |X|  Family/Household
          |X|  Federal Securities Laws
          |X|  Initial Public Offering ("IPO")
          |X|  Limited Offering
          |X|  Investment Person
          |X|  Primary Identifier
          |X|  Reportable Fund(s)

     The  special  meanings  of these  terms as used in this Code are  explained below.  Some of these terms (such as "Beneficial  Ownership") are sometimes used in other  contexts,  not related to Codes of Ethics,  where they have  different meanings.  For example,  "Beneficial  Ownership" has a different meaning in this
Code than it does in the SEC's rules for proxy statement disclosure of corporate directors' and officers'  stockholdings,  or in determining  whether an investor has to file 13D or 13G reports with the SEC.

          IMPORTANT:  If you  have  any  doubt  or  question  about  whether  an investment,  account or person is covered by any of these definitions, ask a Code Officer.

Access Person includes:

          |X|  Any member of WCM's board who are  employees  of WCM or any Board
               Member who is not an employee  of WCM but who obtains  non-public information about client transactions, portfolio holdings, or WCM recommendations.

          |X|  Every officer of WCM; and

          |X|  Every  employee  of WCM  (or  of any  company  that  directly  or indirectly  has a 25% or greater  interest in WCM) who has access to nonpublic  information regarding any clients' purchase or sale of securities,  or nonpublic  information regarding the portfolio holdings  of any  reportable  fund,  or who is involved in making securities  recommendations to clients, or who has access to such recommendations that are nonpublic.

Automatic Investment Plan means:

          |X|  A program in which regular  periodic  purchases (or  withdrawals)
               are  made  automatically  in (or  from)  investment  accounts  in accordance  with a  predetermined  schedule  and  allocation.  An
               Automatic Investment Plan includes a dividend reinvestment plan.

Beneficial ownership means:

          |X|  Any  opportunity,  directly or indirectly,  to profit or share in the profit from any  transaction in securities.  It also includes transactions over which you exercise investment discretion (other than  for a  client  of  WCM),  even if you  don't  share  in the profits.  Beneficial  Ownership  is a very  broad  concept.  Some examples of forms of Beneficial Ownership include:

               |X|  Securities held in a person's own name, or that are held for the person's benefit in nominee,  custodial or "street name"
                    accounts.

               |X|  Securities owned by or for a partnership in which the person is a general  partner  (whether  the  ownership is under the name of that partner,  another partner or the partnership or through a nominee, custodial or "street name" account).

               |X|  Securities that are being managed for a person's  benefit on a  discretionary  basis by an  investment  adviser,  broker, bank, trust company or other manager,  unless the securities are held in a "blind  trust" or  similar  arrangement  under
                    which   the   person  is   prohibited   by   contract   from
                    communicating  with  the  manager  of the  account  and  the manager is  prohibited  from  disclosing  to the person what
                    investments   are  held  in  the  account.   (Just   putting
                    securities  into a  discretionary  account  is not enough to remove them from a person's  Beneficial  Ownership.  This is because,  unless the  account is a "blind  trust" or similar arrangement,  the owner of the account can still communicate with the manager about the account and potentially influence the manager's investment decisions.)

               |X|  Securities in a person's individual retirement account.

               |X|  Securities  in a  person's  account  in a 401(k) or  similar retirement  plan,  even if the  person  has  chosen  to give someone else investment discretion over the account.

               |X|  Securities  owned by a trust of which the person is either a trustee or a beneficiary.

               |X|  Securities  owned  by a  corporation,  partnership  or other entity that the person  controls  (whether the  ownership is under the name of that person,  under the name of the entity or through a nominee, custodial or "street name" account).

This is not a complete  list of the forms of  ownership  that  could  constitute
Beneficial Ownership for purposes of this Code. You should ask a Code Officer if you have any  questions  or doubts at all about  whether you or a member of your
Family/Household  would  be  considered  to  have  Beneficial  Ownership  in any particular situation.

Code Officer means

          |X|  Karen DiGravio, Chief Compliance Officer or a Compliance Officer.
               These individuals are to perform the functions of Code Officer.

Covered Security means

          |X|  Anything  that is  considered a "security"  under the  Investment
               Company Act of 1940, except:

               |X|  Direct obligations of the U.S. Government;

               |X|  Bankers'   acceptances,   bank   certificates   of  deposit,
                    commercial   paper   and  high   quality   short-term   debt
                    obligations, including repurchase agreements;

               |X|  Shares of open-end investment  companies that are registered under the  Investment  Company Act (mutual funds) other than
                    Reportable Funds;

               |X|  Shares  issued by unit  investment  trusts that are invested exclusively in one or more open-end funds, none of which are
                    Reportable Funds; and

               |X|  Shares issued by money market funds.

     This is a very broad  definition  of  security.  It includes  most kinds of investment  instruments,  including  things  that you might not  ordinarily think of as "securities," such as:

               |X|  Options on securities, on indexes and on currencies;

               |X|  Investments in all kinds of limited partnerships;

               |X|  Investments in foreign unit trusts and foreign mutual funds;
                    and

               |X|  Investments  in private  investment  funds,  hedge funds and investment clubs.

Family/Household members include:

          |X|  Your spouse or domestic  partner  (unless they do not live in the same  household  as you and you do not  contribute  in any way to their support);

          |X|  Your children under the age of 18;

          |X|  Your children who are 18 or older (unless they do not live in the same  household  as you and you do not  contribute  in any way to their support); and

          |X|  Any  of  these   people   who  live  in  your   household:   your
               stepchildren,  grandchildren, parents, stepparents, grandparents, brothers, sisters, parents-in-law, sons-in-law, daughters-in-law,
               brothers-in-law    and    sisters-in-law,    including   adoptive
               relationships.

     There are a number of reasons  why this Code covers  transactions  in which members of your Family/Household have Beneficial Ownership.  First, the SEC regards  any  benefit  to a person  that you help  support  financially  as indirectly  benefiting  you,  because it could  reduce the amount  that you might otherwise  contribute to that person's  support.  Second,  members of your household could, in some circumstances, learn of information regarding
     WCM's  trading  or  recommendations  for client  accounts,  and must not be allowed to benefit from that information.

Federal Securities Laws include:

          |X|  The Securities Act of 1933, the Securities  Exchange Act of 1934,
               the  Sarbanes-Oxley  Act of 2002, the  Investment  Company Act of
               1940,  the  Investment  Advisers  Act  of  1940,  Title  V of the
               Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these  statutes,  the Bank  Secrecy  Act as it  applies to funds and investment  advisers,  and any rules adopted thereunder by the Commission or the Department of the Treasury.

Investment Person means:

          |X|  Any  employee  of  WCM  (or  of  any  company  that  directly  or indirectly  has a  25%  or  greater  interest  in  WCM)  who,  in connection  with his or her regular  functions or duties,  makes, participates in or obtains information  regarding the purchase or sale of any securities  (even if they're not Covered  Securities)
               for any client account,  or whose functions  relate to the making of any  recommendations  with respect to purchases and sales; and
               any  natural  person  who  directly  or  indirectly  has a 25% or greater  interest  in  WCM  and  obtains  information  concerning recommendations  made to any client of WCM regarding the purchase
               or  sale  of  any   securities   (even  if  they're  not  Covered
               Securities) by the client.

Initial Public Offering means:

          |X|  An offering of securities  registered under the Securities Act of
               1933, the issuer of which,  immediately  before the registration, was not subject to the reporting  requirements  of sections 13 or
               15(d) of the Securities Exchange Act of 1934.

Limited Offering means:

          |X|  An offering that is exempt from registration pursuant to Sections
               4(2),  4(6) or pursuant to Rule 504, Rule 505, or Rule 506 of the
               Securities Act of 1933.

Primary Identifier means:

          |X|  Cusip or Ticker.

Reportable fund(s) means:

          |X|  Any fund  for  which  WCM  serves  as an  investment  adviser  or sub-adviser  as  defined in Section  2(a)(20)  of the  Investment
               Company Act of 1940; or

          |X|  Any  fund  whose  investment  adviser  or  principal  underwriter controls WCM, is  controlled  by WCM, or is under common  control with WCM.

                                      * * *

Form A
                    WESTFIELD CAPITAL MANAGEMENT COMPANY, LLC

INITIAL HOLDINGS REPORT

                    For the Month Ending ___________, 20_____

Underlined  terms  have  the  meaning  assigned  to  them in  Westfield  Capital
Management Company, LLC Code dated May 16, 2005.

To Code Officer(s):

As an Access Person,  I am disclosing all current Covered  Securities in which I
(or members of my Family/Household)  have Beneficial Ownership.  I also list all current  brokers,  dealers  and banks  where I maintain  an account in which any securities  (not just Covered  Securities)  were held for the direct or indirect benefit of me or a member of my  Family/Household on the date I became an Access
Person. The information  attached hereto is current as of a date no more than 45 days prior to the date I became an Access Person as dated above.

Check Box 1 or 2, and box 3, as applicable.

1.   |_| I certify that I have no Covered  Securities  holdings that require the specified reporting for the year ending __________, 20____.

2.   |_| I certify that the  attached  list  details all Covered  Securities  in which I or members of my Family/Household have Beneficial Ownership. I also certify  that all  brokers,  dealers  and banks where I maintain an account with any securities  for the direct or indirect  benefit for me or a member of my  Family/Household  is listed as well. The list includes the following information:

     a.   The title, Primary Identifier (cusip or ticker),  number of shares and principal amount of each Covered Security;
     b.   The name of any broker, dealer or bank account in which any securities were held; and
     c.   The date that the report is submitted.

3.   |_| I certify that I have read and understand this Code and that it applies to me and to members of my Family/Household  and that I am an Access Person and if applicable, an Investment Person as defined by the Code.

                     _________________________
                     Signature

                     _________________________
                     Print Name

                     Dated: ___________________

Acknowledged:

______________________________
Code Officer

Form B

                       Transaction Certification Statement

SAMPLE WCM EMPLOYEE

FORM C

                    Brokerage Account Certification Statement

FORM D

                      WESTFIELD CAPITAL MANAGEMENT CO., LLC

                           Certification of Compliance
                               & Inventory Report

                                 (All Employees)

Bolded terms have the meaning assigned to them in Westfield's Code, as amended.

As an  Investment  Person  or  Access  Person,  I  certify  that I have read and
understand  the  Code.  I  further   certify  that  I  have  complied  with  the
requirements  of the Code and that I have  disclosed  or  reported  all  Covered
Securities holdings and/or  transactions  required to be reported by the Code as of January 1 of the current  year by attaching a list as requested in Section II of the Code under the Annual  Holding  Reports  Section.  The list  includes the following information:

a.   The  title,  Primary  Identifier  (cusip or  ticker),  number of shares and principal amount of each Covered Security;

b.   The name of any broker,  dealer or bank account in which any securities are held for the direct or indirect benefit of the Access Person; and

c.   The date that the report is  submitted  by the Access  Person .

Print Name: ______________________
Signature:________________________

                                        Date:______________________

FORM E
                          WESTFIELD CAPITAL MANAGEMENT
                                  COMPANY, LLC
                   ----------------------------------------
                           PRECLEARANCE OF SECURITIES
                   ----------------------------------------
                                TRANSACTION FORM

      PLEASE NOTE THAT THIS PRECLEARANCE IS VALID ONLY FOR DATE OF APPROVAL

(1)  Name of employee requesting authorization:___________________________

(2)  If  different  from #1,  name of the  account
     where the trade will occur:____________________________

(3)  Name of Brokerage Firm
     where the account is held:____________________________

(4)  Name of Security (and Ticker): ____________________________

(5)  Price Per Share: ____________________________

(6)  Quantity: ____________________________

(7)  Market Cap: ____________________________

[__] Purchase | [__] Sale | [__] Market Order | [__] Limit Order (Price :____)

(8)  Do you possess material nonpublic                 _____  Yes     _____  No
     information regarding the security or
     issuer of the security?(1)

(9)  To your knowledge, are the                        _____  Yes     _____  No
     securities or "equivalent securities"
     (i.e., securities issued by the same
     entity as the issuer of a security,
     and  all related derivative instruments,
     such as options and warrants) held by
     any  investment companies or other
     accounts managed by Westfield Capital
     Management Company, LLC (the "Company")

(10) Have you bought or sold the                        _____  Yes     _____  No
     security within 30 days or less?

(11) If you are an Analyst, does                        _____  Yes     _____  No
     your area of coverage extend to the
     security you are seeking
     preclearance for?

(12) If you are a Portfolio Manager,(,)                 _____  Yes     _____  No
     has  any account you manage
     purchased or sold these
     securities or equivalent securities
     within the past seven calendar day
     or   do you expect any such account to
     purchase or sell these securities
     or   equivalent securities within
     seven calendar days after your
     proposed purchase or sale?

I have read  Westfield's  Code,  Policy and  Procedures  Designed  to Detect and
Prevent Insider Trading within the prior 12 months and believe that the proposed trade fully  complies  with the  requirements  of each. I  acknowledge  that the authorization  granted  pursuant to this form is valid only on the date on which the authorization is granted.

Print Name                      Employee Signature

Date Submitted                  Authorized by:

                                Date Approved:

(1)  Please note that  employees  generally are not permitted to acquire or sell securities when they possess material nonpublic  information  regarding the security or the issuers of the security. Please consult with a Code Officer
     (as  defined  in the  Company's  Code) if you are  unsure  whether  certain information constitutes material nonpublic information.